UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2021

Graco Inc.
(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 – 11th Avenue Northeast
Minneapolis,	Minnesota	55413
(Address of principal executive offices)		(Zip Code)

(612)	623-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2021, the Management Organization and Compensation Committee of the Board of Directors of Graco Inc. (the “Company”) approved the grant of a non-qualified stock option to purchase 137,490 shares of the Company’s common stock to Mark W. Sheahan in connection with his previously announced appointment as President and Chief Executive Officer effective June 10, 2021. The date of grant is June 10, 2021. The stock options will vest in four equal installments on the first through fourth anniversaries of the date of the grant, and will expire on the tenth anniversary of the date of grant. The stock options were granted pursuant to the form of agreement used for the award of non-incentive stock options to the Company’s Chief Executive Officer under the Graco Inc. 2019 Stock Incentive Plan filed as Exhibit 10.21 to the Company’s 2019 Annual Report on Form 10-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

104     Cover Page Interactive Data File (included within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.

Date:	June 10, 2021	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Executive Vice President, General Counsel and Corporate Secretary